UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2004

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Exhibits
SIGNATURES
EXHIBIT 3.(b)

Item 5. Other Events and Regulation FD Disclosure

Amendments to Bylaws of Avista Corporation

On August 13, 2004, the Bylaws of Avista Corporation were amended. A complete copy of the Bylaws of Avista Corporation, as amended August 13, 2004, is filed as exhibit 3(b).

The amendments include the addition of Section 11 of Article II, which provides specific procedures for shareholders to propose business to be brought before the Annual Meeting of Shareholders. Please refer to complete copy of the Bylaws of Avista Corporation, as amended August 13, 2004, for a full description of these procedures.

The amendments also include the addition of the following sentences to Section 2 of Article III: No person may be elected or re-elected as a director if at the time of their election or re-election, such person shall have attained the age of seventy (70) years. Any director who attains such age while in office shall retire from the Board of Directors effective at the Annual Meeting of Shareholders held in the year in which their then current term expires, and any such director shall not be nominated or re-elected as a director.

Additionally, Section 15 of Article III was deleted from the Bylaws of Avista Corporation, which previously stated: Directors who are seventy (70) years of age or more shall retire from the Board effective at the conclusion of the Annual Meeting of Shareholders held in the year in which their term expires, and any such Director shall not be nominated for election at such Annual Meeting. The foregoing shall be effective in 1988 and thereafter as to any Director who is seventy (70) years of age or more during the year in which his or her term expires.

Item 7. Exhibits

3(b) Bylaws of Avista Corporation, as amended August 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: August 18, 2004	/s/ Malyn K. Malquist

Malyn K. Malquist
Senior Vice President, Chief
Financial Officer and Treasurer